As filed with the Securities and Exchange Commission on March 9, 2016

Registration No. 333-172121

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-effective amendment no. 3

to

Form S-8

registration statement

UNDER THE

SECURITIES ACT OF 1933

ENDOCYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-1969-140
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Kent Avenue, Suite A1-100 West Lafayette, IN 47906
(Address of Principal Executive Offices) (Zip Code)

ENDOCYTE, INC. 2007 STOCK PLAN

(Full title of the plan)

P. Ron Ellis
President and Chief Executive Officer
Endocyte, Inc.
3000 Kent Avenue, Suite A1-100
West Lafayette, IN 47906

(Name and address of agent for service)

(765) 463-7175

(Telephone number, including area code, of agent for service)

Copy to:

Christine G. Long

Faegre Baker Daniels LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

Endocyte, Inc. (the “Registrant”) has filed this Post-Effective Amendment No. 3 to Form S-8 Registration Statement (this “Post-Effective Amendment”) to deregister certain securities issuable under the Endocyte, Inc. 2007 Stock Plan (the “2007 Plan”), which were originally registered by the Registrant on a Registration Statement on Form S-8 (File No. 333-172121) filed with the Securities and Exchange Commission (the “Commission”) and becoming effective on February 9, 2011, as amended by the Post-Effective Amendment No. 1 thereto filed on August 9, 2013 and the Post-Effective Amendment No. 2 thereto filed on March 16, 2015 (the “Initial Registration Statement”).

The Registrant has in effect the Endocyte, Inc. 2010 Equity Incentive Plan (the “2010 EIP”). The 2010 EIP provides, among other things, that any shares of the Registrant’s Common Stock, par value $0.001 per share (the “Common Stock”) subject to outstanding awards under the 2007 Plan that expire, terminate, are forfeited or are repurchased are available for issuance under the 2010 EIP, subject to certain limitations.

As of February 29, 2016, the total number of shares of Common Stock registered under the Initial Registration Statement and subject to awards that have expired, have terminated, were forfeited or were repurchased under the 2007 Plan and not yet registered under the 2010 EIP, was 1,436 (the “Newly Available 2007 Plan Shares”). These Newly Available 2007 Plan Shares are no longer available for new awards under the 2007 Plan and will not be issued under the 2007 Plan.

The Registrant is concurrently filing a separate Registration Statement on Form S-8 to register the Newly Available 2007 Plan Shares and certain other newly available shares for issuance under the 2010 EIP. This Post-Effective Amendment is hereby filed to reflect that, following the date hereof, the Newly Available 2007 Plan Shares may not be issued under the 2007 Plan and to deregister the Newly Available 2007 Plan Shares under the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, State of Indiana, on March 9, 2016.

Endocyte, Inc.

By:	/s/ P. Ron Ellis
P. Ron Ellis, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Title	Date

/s/ P. Ron Ellis	Director, President and Chief Executive Officer	March 9, 2016
P. Ron Ellis	(Principal Executive Officer)

/s/ Michael A. Sherman	Chief Operating Officer and Chief Financial Officer	March 9, 2016
Michael A. Sherman	(Principal Financial Officer)

/s/ Beth A. Taylor	Corporate Controller	March 9, 2016
Beth A. Taylor	(Principal Accounting Officer)

*	Chairman of the Board of Directors	March 9, 2016
John C. Aplin

*	Director and Chief Science Officer	March 9, 2016
Philip S. Low

*	Director	March 9, 2016
Keith E. Brauer

Director
Colin Goddard

*	Director	March 9, 2016
Ann F. Hanham

Director
Marc D. Kozin

Director
Peter D. Meldrum

*	Director	March 9, 2016
Fred A. Middleton

Director
Lesley Russell

*	This Post-Effective Amendment has been signed by the undersigned attorney-in-fact on behalf of each person so indicated pursuant to powers of attorney previously filed with the Commission.

/s/ P. Ron Ellis
P. Ron Ellis, Attorney-in-Fact